UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2021

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.07 Submission of Matters to a Vote of Security Holders

Annual Meeting

Ipsidy Inc. (the "Company") held its Annual Meeting on March 22, 2021 virtually by conference call and live stream. Of the 590,569,283 shares of Common Stock outstanding on January 27, 2021, the record date, 377,909,731 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1) Elect five (5) directors until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The five directors receiving the highest vote were appointed to the board. The following directors were elected to the board.

	For	Withheld
Phillip L. Kumnick	328,059,538	3,913,200
Philip R. Broenniman	328,072,038	3,900,700
Thomas Szoke	328,059,538	3,913,200
Herbert Selzer	328,742,038	3,230,700
Theodore Stern	327,573,017	4,399,721

(2) Ratified the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020. This matter was determined based on majority of the shares cast.

For	Against	Abstain
377,847,158	1,600	60,973

(3) Approved an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of our board of directors before December 31, 2021 without further approval or authorization of our stockholders. This matter was determined based on an affirmative vote of a majority of the shares outstanding.

For	Against	Abstain
366,706,184	10,367,003	836,544

4(A) Approved the adoption of an amended and restated certificate of incorporation (the “Restated Charter”). This matter was determined based on an affirmative vote of a majority of the shares outstanding.

For	Against	Abstain
327,557,819	3,901,086	513,833

4(B) Approved the Restated Charter which provides that except as otherwise provided by law, the By-laws of the Company may be amended or repealed by the Board by the affirmative vote of a majority of the Directors then in office or at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a seventy-five (75%) majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class, unless the directors recommend the approval of such amendment or repeal, in which case such repeal or amendment shall only require the affirmative vote of a majority of the votes cast on such amendment, or repeal at the relevant meeting of stockholders. This matter was determined based on an affirmative vote of a majority of the shares outstanding.

For	Against	Abstain
327,537,969	3,917,216	517,553

4(C) Approved the Restated Charter which clarifies that any vote of the holders of capital stock of the Company is required to amend or repeal any provision of the Restated Charter, and in addition to any other vote of holders of capital stock that is required by the Restated Charter or by law, such amendment or repeal shall require the affirmative vote of a seventy-five (75%) majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the voting power of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose, unless the directors recommend the approval of such amendment or repeal, in which case such repeal or amendment shall only require the affirmative vote of a majority of the voting power of the outstanding shares of each class entitled to vote thereon as a class, at the relevant meeting of stockholders. This matter was determined based on an affirmative vote of a majority of the shares outstanding.

For	Against	Abstain
327,534,969	3,917,216	520,553

(5) Approved and ratified an increase in the shares allocated to the 2017 Incentive Stock Plan by an additional 75 million shares of common stock. This matter was determined based on majority of the shares cast.

For	Against	Abstain
309,069,472	22,754,048	149,218

Restated Charter

As detailed above, on March 22, 2021, the stockholders of the Company approved the Restated Charter. A copy of the Restated Charter is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure

On March 22, 2021, the Company utilized a company presentation in a presentation to shareholders. A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation

99.1	Shareholder Presentation dated March 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: March 23, 2021	By:	/s/ Stuart P. Stoller
	Name:	Stuart P. Stoller
	Title:	Chief Financial Officer

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